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                                                                EXHIBIT NO. 23.1

              Consent of Independent Certified Public Accountants

     We have issued our report dated November 16, 1999, accompanying the financial statements of ComputerPrep, Inc. included in the Current Report of Prosofttraining.com on Form 8-K dated June 27, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Prosofttraining.com on Form S-3 (File Nos. 333-11247, 333-28993, 333-35249 and 333-30336) and on Form S-8 (File No. 333-19477).

/s/ Semple & Cooper, LLP

Phoenix, Arizona
July 5, 2000